EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Michael Perry, Corporate Development & Strategy (814) 726-2140
Media Contact:	Ian Bailey, External Communications (380) 400-2423

Northwest Bancshares, Inc. Announces First Quarter 2025 net income of $43 million, or $0.34 per diluted share

Net interest margin expands 45 basis points to 3.87% our 4th consecutive quarter of improved margin
All regulatory and shareholder approvals received for Penns Woods merger
Total revenue grew 19% from first quarter 2024
3rd consecutive quarter of reduced costs of funds
Credit quality remains stable with nonperforming assets at 0.52% of total assets

Columbus, Ohio — April 28, 2025

Northwest Bancshares, Inc., (the “Company”), (Nasdaq: NWBI) announced net income for the quarter ended March 31, 2025 of $43 million, or $0.34 per diluted share. This represents an increase of $14 million compared to the same quarter last year, when net income was $29 million, or $0.23 per diluted share, and an increase of $11 million compared to the prior quarter, when net income was $33 million, or $0.26 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended March 31, 2025 were 10.90% and 1.22% compared to 7.57% and 0.81% for the same quarter last year and 8.20% and 0.91% from the prior quarter.

Compared to adjusted net income (non-GAAP) of $35 million, or $0.27, per diluted share in the prior quarter, adjusted net income (non-GAAP) increased by $9 million to $44 million, or $0.35, per diluted share for the quarter ended March 31, 2025. This increase was driven by a $14 million increase in net interest income impacted by a large non-accrual interest income recovery. The adjusted annualized returns on average shareholders’ equity (non-GAAP) and average assets (non-GAAP) for the quarter ended March 31, 2025 were 11.11% and 1.25% compared to 8.71% and 0.97% for the prior quarter.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on May 20, 2025 to shareholders of record as of May 8, 2025. This is the 122th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company’s common stock as of March 31, 2025, this represents an annualized dividend yield of approximately 6.7%.

Louis J. Torchio, President and CEO, Northwest Bancshares commented, “Our strong performance, with record earnings for a first quarter and one of the best quarters in Northwest’s history, is a result of the Northwest team’s continued rigorous focus on execution, and cost control and risk management discipline. We continue to enhance our capabilities, expand our footprint, and provide personalized services and expertise to our consumers, companies, and the communities we serve.”

“Despite the unpredictable operating environment, I remain confident and excited about Northwest’s prospects for the year ahead. We continue to focus on managing the factors within our control, such as serving our core customers and communities, building on our strong and stable financial foundations, maintaining prudent cost control and risk management discipline, and executing to plan on our financial close and systems conversion for the Penns Woods acquisition by late July 2025. We are well prepared to capitalize on opportunities aligned with our strategy for sustainable, responsible, and profitable growth, when and where they arise in the coming months.”

Balance Sheet Highlights

Dollars in thousands				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Average loans receivable	$11,176,516	11,204,781	11,345,308	(0.3)%	(1.5)%
Average investments	2,037,227	2,033,991	2,051,058	0.2%	(0.7)%
Average deposits	12,088,371	12,028,417	11,887,954	0.5%	1.7%
Average borrowed funds	224,122	222,506	469,697	0.7%	(52.3)%

•Average loans receivable decreased $169 million from the quarter ended March 31, 2024 driven by our personal banking portfolio, which decreased by $388 million as cash flows from this portfolio were reinvested in our commercial portfolios. This was partially offset by growth in our commercial banking portfolio, which grew by $219 million in total, including a $339 million increase in our commercial and industrial portfolio as we have continued to build-out our commercial lending verticals. Compared to the fourth quarter of 2024, average loans receivable decreased by $28 million. Growth was muted in the quarter as we continue to reinvest cash flows from our personal banking portfolio and focus on profitability and credit discipline.
•Average investments declined $14 million from the quarter ended March 31, 2024 and increased $3 million from the quarter ended December 31, 2024. The decline from the prior year was driven by the investment portfolio restructure which occurred in the second quarter of 2024 as a portion of the proceeds from the investment sale were used to reduce outstanding borrowings. The growth in average investments from the prior quarter was due to an increase in net portfolio purchases during the quarter to reach a normalized percentage of total assets for liquidity purposes.
•Average deposits grew $200 million from the quarter ended March 31, 2024 and $60 million from the quarter ended December 31, 2024. The growth in both periods was driven by an increase in both money market and saving account balances partly due to customers shifting funds to these competitively priced products as their time deposits matured. These increases were partially offset by a decrease in brokered time deposit balances as growth in core deposits provided sufficient funding.
•Average borrowings decreased $246 million compared to the quarter end March 31, 2024 and increased $2 million compared to the quarter ended December 31, 2024. The decrease in average borrowings from the prior year is primarily attributable to the strategic pay-down of wholesale borrowings with the proceeds from our investment portfolio restructuring in the second quarter of 2024.

Income Statement Highlights

Dollars in thousands				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Interest income	$180,595	170,722	160,239	5.8%	12.7%
Interest expense	52,777	56,525	57,001	(6.6)%	(7.4)%
Net interest income	$127,818	114,197	103,238	11.9%	23.8%

Net interest margin	3.87%	3.42%	3.10%

Compared to the quarter ended March 31, 2024, net interest income increased $25 million and net interest margin increased to 3.87% from 3.10% for the quarter ended March 31, 2024. This increase in net interest income resulted primarily from:

•A $20 million increase in interest income that was the result of higher average yields, partly offset by lower average earning assets. The average yield on loans improved to 6.00% for the quarter ended March 31, 2025 from 5.33% for the quarter ended March 31, 2024. This increase was driven by a loan mix shift towards higher yielding commercial loans and also includes an interest recovery of $13.1 million on a non-accrual commercial loan payoff during the quarter ended March 31, 2025. Excluding this interest recovery, the yield on loans for the quarter ended March 31, 2025 was 5.52% and the net interest margin was 3.48%. The average yields on investments increased due to a portfolio restructuring completed in the second quarter of 2024.
•A $4 million decrease in interest expense as the result of a decline in the average balance of borrowings and higher cost brokered CDs that was accomplished by growth in core deposits. The cost of interest-bearing liabilities decreased to 2.15% for the quarter ended March 31, 2025 from 2.28% for the quarter ended March 31, 2024.

Compared to the quarter ended December 31, 2024, net interest income increased $14 million and net interest margin increased to 3.87% for the quarter ended March 31, 2025 from 3.42% for the quarter ended December 31, 2024. This increase in net interest income resulted from the following:

•A $10 million increase in interest income driven by higher interest income on loans receivable and investments as average yield increased compared to the prior quarter. The average yield on loans improved to 6.00% from 5.56% and average investment yields increased to 2.62% from 2.57% for the quarter ended December 31, 2024. The increase in loan yields was impacted by non-accrual interest recoveries in both the current and prior quarter, partially offset by the full impact of fourth quarter 2024 rate cuts.
•A $4 million decrease in interest expense driven by lower interest expense on deposits as average cost declined compared to the prior quarter to 2.02% from 2.14% for the quarter ended December 31, 2024.

Dollars in thousands				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Provision for credit losses - loans	$8,256	15,549	4,234	(46.9)%	95.0%
Provision for credit losses - unfunded commitments	(345)	1,016	(799)	(134.0)%	(56.8)%
Total provision for credit losses expense	$7,911	16,565	3,435	(52.2)%	130.3%

The total provision for credit losses for the quarter ended March 31, 2025 was $8 million primarily driven by growth within our commercial lending portfolio and changes in the economic forecasts. Total provision for credit losses for the quarter ended December 31, 2024 was $17 million as the result of steps taken to de-risk our loan portfolio and reduce our levels of nonperforming, criticized and classified loans by completing two loan pool sales and transferring certain loans within our Long Term Healthcare portfolio into held for sale. As a result we saw an elevated level of charge-offs during the fourth quarter as the loans noted above were written-down to fair market value prior to sale. Total charge-offs related to the loan sales and transfer to loans held-for-sale was a combined $15 million.

The Company saw an increase in classified loans to $279 million, or 2.49% of total loans, at March 31, 2025 from $229 million, or 1.99% of total loans, at March 31, 2024 and $272 million, or 2.44% of total loans, at December 31, 2024.

Dollars in thousands				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Noninterest income:
Gain on sale of SBA loans	$1,238	822	873	50.6%	41.8%
Service charges and fees	14,987	15,975	15,523	(6.2)%	(3.5)%
Trust and other financial services income	7,910	7,485	7,127	5.7%	11.0%
Gain on real estate owned, net	84	238	57	(64.7)%	47.4%
Income from bank-owned life insurance	1,331	2,020	1,502	(34.1)%	(11.4)%
Mortgage banking income	696	224	452	210.7%	54.0%
Other operating income	2,109	13,299	2,429	(84.1)%	(13.2)%
Total noninterest income	$28,355	40,063	27,963	(29.2)%	1.4%

Noninterest income remained flat from the quarter ended March 31, 2024 and decreased by $12 million from the quarter ended December 31, 2024, due primarily to a decrease in other operating income driven by a gain on sale of Visa B shares and a gain on a low income housing tax credit investment that occurred in the quarter ended December 31, 2024.

Dollars in thousands				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Noninterest expense:
Personnel expense	$54,540	53,198	51,540	2.5%	5.8%
Non-personnel expense	37,197	42,128	38,484	(11.7)%	(3.3)%
Total noninterest expense	$91,737	95,326	90,024	(3.8)%	1.9%

Noninterest expense increased from the quarter ended March 31, 2024 due to a $3 million increase in personnel expenses driven by an increase in incentive compensation and an increase in medical expenses, which was partially offset by a decrease in non-personnel expense of $1 million due to the decline in professional services fees.

Compared to the quarter ended December 31, 2024, noninterest expense decreased due to a decrease in non-personnel expense of $5 million due to restructuring expenses in the prior quarter and a decrease in processing expense due to technology investments in the prior period.

Dollars in thousands				Change 1Q25 vs.
	1Q25	4Q24	1Q24	4Q24	1Q24
Income before income taxes	$56,525	42,369	37,742	33.4%	49.8%
Income tax expense	13,067	9,619	8,579	35.8%	52.3%
Net income	$43,458	32,750	29,163	32.7%	49.0%

The provision for income taxes increased by $4 million from the quarter ended March 31, 2024 and increased $3 million from the quarter ended December 31, 2024 primarily due to the quarterly change in income before income taxes.

Net income increased from the quarter ended March 31, 2024 and December 31, 2024 due to the factors discussed above.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of March 31, 2025, Northwest operated 130 full-service financial centers and eleven free standing drive-up facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on The Nasdaq Stock Market LLC (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed online at www.northwest.com.

#                      #                      #

Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitation, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including inflation and an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; (8) changes in liquidity, including the size and composition of our deposit portfolio; (9) reduction in the value of our goodwill and other intangible assets; and (10) the effect of any pandemic, war or act of terrorism. This release also contains forward-looking statements with respect to the proposed merger between the Company and Penns Woods Bancorp, Inc. (“Penns Woods”) including, without limitation, statements with respect to the expected timing of the proposed merger. Such statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including, without limitation: the proposed merger may not be consummated within the anticipated time period or at all. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release, except as required by law.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	March 31, 2025	December 31, 2024	March 31, 2024
Assets
Cash and cash equivalents	$353,203	288,378	119,319
Marketable securities available-for-sale (amortized cost of $1,304,760, $1,278,665 and $1,298,108, respectively)	1,153,385	1,108,944	1,094,009
Marketable securities held-to-maturity (fair value of $637,803, $637,948 and $680,353, respectively)	735,909	750,586	801,107
Total cash and cash equivalents and marketable securities	2,242,497	2,147,908	2,014,435

Loans held-for-sale	71,206	76,331	8,082
Residential mortgage loans	3,121,647	3,178,269	3,374,980
Home equity loans	1,141,577	1,149,396	1,196,607
Consumer loans	2,081,469	1,995,085	2,118,367
Commercial real estate loans	2,792,734	2,849,862	3,028,314
Commercial loans	2,079,018	2,007,402	1,774,896
Total loans receivable	11,216,445	11,180,014	11,493,164
Allowance for credit losses	(122,809)	(116,819)	(124,897)
Loans receivable, net	11,093,636	11,063,195	11,368,267

FHLB stock, at cost	17,941	21,006	30,811
Accrued interest receivable	45,949	46,356	50,680
Real estate owned, net	80	35	50
Premises and equipment, net	123,138	124,246	130,565
Bank-owned life insurance	254,444	253,137	252,842
Goodwill	380,997	380,997	380,997
Other intangible assets, net	2,334	2,837	4,589
Other assets	221,505	292,176	268,945
Total assets	$14,453,727	14,408,224	14,510,263
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,640,943	2,621,415	2,618,379
Interest-bearing demand deposits	2,590,568	2,666,504	2,557,866
Money market deposit accounts	2,124,293	2,007,739	1,952,537
Savings deposits	2,221,901	2,171,251	2,156,048
Time deposits	2,596,451	2,677,645	2,786,814
Total deposits	12,174,156	12,144,554	12,071,644

Borrowed funds	197,270	200,331	400,783
Subordinated debt	114,625	114,538	114,276
Junior subordinated debentures	129,899	129,834	129,639
Advances by borrowers for taxes and insurance	44,121	42,042	46,970
Accrued interest payable	6,843	6,935	17,395
Other liabilities	157,858	173,134	177,107
Total liabilities	12,824,772	12,811,368	12,957,814
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,736,303, 127,508,003 and 127,253,189 shares issued and outstanding, respectively	1,277	1,275	1,273
Additional paid-in capital	1,035,093	1,033,385	1,026,173
Retained earnings	691,066	673,110	678,427
Accumulated other comprehensive loss	(98,481)	(110,914)	(153,424)
Total shareholders’ equity	1,628,955	1,596,856	1,552,449
Total liabilities and shareholders’ equity	$14,453,727	14,408,224	14,510,263

Equity to assets	11.27%	11.08%	10.70%
Tangible common equity to tangible assets*	8.85%	8.65%	8.26%
Book value per share	$12.75	12.52	12.20
Tangible book value per share*	$9.75	9.51	9.17
Closing market price per share	$12.02	13.19	11.65
Full time equivalent employees	1,996	1,956	2,060
Number of banking offices	141	141	142
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Interest income:
Loans receivable	$164,638	155,838	156,413	153,954	149,571
Mortgage-backed securities	11,730	11,515	10,908	9,426	7,944
Taxable investment securities	933	910	842	728	794
Tax-free investment securities	512	515	512	457	491
FHLB stock dividends	366	392	394	498	607
Interest-earning deposits	2,416	1,552	2,312	1,791	832
Total interest income	180,595	170,722	171,381	166,854	160,239
Interest expense:
Deposits	47,325	50,854	54,198	52,754	47,686
Borrowed funds	5,452	5,671	5,881	7,259	9,315
Total interest expense	52,777	56,525	60,079	60,013	57,001
Net interest income	127,818	114,197	111,302	106,841	103,238
Provision for credit losses - loans	8,256	15,549	5,727	2,169	4,234
Provision for credit losses - unfunded commitments	(345)	1,016	(852)	(2,539)	(799)
Net interest income after provision for credit losses	119,907	97,632	106,427	107,211	99,803
Noninterest income:
Loss on sale of investments	—	—	—	(39,413)	—
Gain on sale of SBA loans	1,238	822	667	1,457	873
Service charges and fees	14,987	15,975	15,932	15,527	15,523
Trust and other financial services income	7,910	7,485	7,924	7,566	7,127
Gain on real estate owned, net	84	238	105	487	57
Income from bank-owned life insurance	1,331	2,020	1,434	1,371	1,502
Mortgage banking income	696	224	744	901	452
Other operating income	2,109	13,299	1,027	3,255	2,429
Total noninterest income/(loss)	28,355	40,063	27,833	(8,849)	27,963
Noninterest expense:
Compensation and employee benefits	54,540	53,198	56,186	53,531	51,540
Premises and occupancy costs	8,400	7,263	7,115	7,464	7,627
Office operations	2,977	3,036	2,811	3,819	2,767
Collections expense	328	905	474	406	336
Processing expenses	13,990	15,361	14,570	14,695	14,725
Marketing expenses	1,880	2,327	2,004	2,410	2,149
Federal deposit insurance premiums	2,328	2,949	2,763	2,865	3,023
Professional services	2,756	3,788	3,302	3,728	4,065
Amortization of intangible assets	504	526	590	635	701
Merger, asset disposition and restructuring expense	1,123	2,850	43	1,915	955
Other expenses	2,911	3,123	909	952	2,136
Total noninterest expense	91,737	95,326	90,767	92,420	90,024
Income before income taxes	56,525	42,369	43,493	5,942	37,742
Income tax expense	13,067	9,619	9,875	1,195	8,579
Net income	$43,458	32,750	33,618	4,747	29,163

Basic earnings per share	$0.34	0.26	0.26	0.04	0.23
Diluted earnings per share	$0.34	0.26	0.26	0.04	0.23

Weighted average common shares outstanding - diluted	128,299,013	127,968,910	127,714,511	127,199,039	127,598,971

Annualized return on average equity	10.90%	8.20%	8.50%	1.24%	7.57%
Annualized return on average assets	1.22%	0.91%	0.93%	0.13%	0.81%
Annualized return on average tangible common equity *	14.29%	10.81%	11.26%	1.65%	10.08%
Efficiency ratio	58.74%	61.80%	65.24%	94.31%	68.62%
Efficiency ratio, excluding certain items **	57.70%	59.61%	64.78%	65.41%	67.35%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes loss on sale of investments, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended
	March 31, 2025	December 31, 2024	March 31, 2024
Reconciliation of net income to adjusted net income:
Net income (GAAP)	$43,458	32,750	29,163
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	1,123	2,850	955
Less: tax benefit of non-GAAP adjustments	(314)	(798)	(267)
Adjusted net income (non-GAAP)	$44,267	34,802	29,851
Diluted earnings per share (GAAP)	$0.34	0.26	0.23
Diluted adjusted earnings per share (non-GAAP)	$0.35	0.27	0.23

Average equity	$1,616,611	1,589,228	1,549,870
Average assets	14,402,483	14,322,864	14,408,612
Annualized return on average equity (GAAP)	10.90%	8.20%	7.57%
Annualized return on average assets (GAAP)	1.22%	0.91%	0.81%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense and loss on the sale of investments, net of tax (non-GAAP)	11.11%	8.71%	7.75%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense and loss on sale of investments, net of tax (non-GAAP)	1.25%	0.97%	0.83%
The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	March 31, 2025	December 31, 2024	March 31, 2024
Tangible common equity to assets
Total shareholders’ equity	$1,628,955	1,596,856	1,552,449
Less: goodwill and intangible assets	(383,331)	(383,834)	(385,586)
Tangible common equity	$1,245,624	1,213,022	1,166,863

Total assets	$14,453,727	14,408,224	14,510,263
Less: goodwill and intangible assets	(383,331)	(383,834)	(385,586)
Tangible assets	$14,070,396	14,024,390	14,124,677

Tangible common equity to tangible assets	8.85%	8.65%	8.26%

Tangible book value per share
Tangible common equity	$1,245,624	1,213,022	1,166,863
Common shares outstanding	127,736,303	127,508,003	127,253,189
Tangible book value per share	9.75	9.51	9.17

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Income.

	Quarter ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Annualized return on average tangible common equity
Net income	$43,458	32,750	33,618	4,747	29,163

Average shareholders’ equity	1,616,611	1,589,228	1,572,897	1,541,434	1,549,870
Less: average goodwill and intangible assets	(383,649)	(384,178)	(384,730)	(385,364)	(386,038)
Average tangible common equity	$1,232,962	1,205,050	1,188,167	1,156,070	1,163,832

Annualized return on average tangible common equity	14.29%	10.81%	11.26%	1.65%	10.08%

Efficiency ratio, excluding loss on the sale of investments, gain on the sale of mortgage servicing rights, amortization and merger, asset disposition and restructuring expenses
Non-interest expense	$91,737	95,326	90,767	92,420	90,024
Less: amortization expense	(504)	(526)	(590)	(635)	(701)
Less: merger, asset disposition and restructuring expenses	(1,123)	(2,850)	(43)	(1,915)	(955)
Non-interest expense, excluding amortization and merger, assets disposition and restructuring expenses	$90,110	91,950	90,134	89,870	88,368

Net interest income	$127,818	114,197	111,302	106,841	103,238
Non-interest income	28,355	40,063	27,833	(8,849)	27,963
Add: loss on the sale of investments	—	—	—	39,413	—
Net interest income plus non-interest income, excluding loss on sale of investments	$156,173	154,260	139,135	137,405	131,201

Efficiency ratio, excluding loss on sale of investments, amortization and merger, asset disposition and restructuring expenses	57.70%	59.61%	64.78%	65.41%	67.35%
*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, asset disposition and restructuring expense, amortization expense and loss on sale of investments. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 are not federally insured. The following table provides details regarding the Company’s uninsured deposits portfolio:

	As of March 31, 2025
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$3,222,098	26.5%	5,345
Less intercompany deposit accounts	1,282,989	10.5%	12
Less collateralized deposit accounts	395,737	3.3%	237
Uninsured deposits excluding intercompany and collateralized accounts	$1,543,372	12.7%	5,096
(1)      Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $29.2 million, or 0.24% of total deposits, as of March 31, 2025. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $186.0 million, or 1.53% of total deposits, as of March 31, 2025. The average uninsured deposit account balance, excluding intercompany and collateralized accounts, was $303,000 as of March 31, 2025.

The following table provides additional details for the Company’s deposit portfolio:

	As of March 31, 2025
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,404,770	11.5%	284,530
Business noninterest bearing demand deposits	1,236,173	10.2%	42,964
Personal interest-bearing demand deposits	1,374,998	11.3%	55,371
Business interest-bearing demand deposits	1,215,570	10.0%	7,486
Personal money market deposits	1,512,596	12.4%	24,817
Business money market deposits	611,697	5.0%	2,675
Savings deposits	2,221,901	18.3%	178,473
Time deposits	2,596,451	21.3%	78,677
Total deposits	$12,174,156	100.0%	674,993

Our average deposit account balance as of March 31, 2025 was $18,036. The Company’s insured cash sweep deposit balance was $501 million as of March 31, 2025.

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At March 31, 2025
	Actual (1)		Minimum capital requirements (2)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,743,262	16.468%	$1,111,489	10.500%	$1,058,561	10.000%
Northwest Bank	1,504,956	14.231%	1,110,402	10.500%	1,057,526	10.000%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,496,161	14.134%	899,777	8.500%	635,136	6.000%
Northwest Bank	1,372,608	12.979%	898,897	8.500%	846,021	8.000%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,370,251	12.944%	740,992	7.000%	N/A	N/A
Northwest Bank	1,372,608	12.979%	740,268	7.000%	687,392	6.500%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,496,161	10.512%	569,332	4.000%	N/A	N/A
Northwest Bank	1,372,608	9.650%	568,942	4.000%	711,177	5.000%
(1)     March 31, 2025 figures are estimated.
(2)    Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see “Item 1. Business - Supervision and Regulation” of our 2024 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	March 31, 2025
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after ten years	$44,404	—	(8,913)	35,491	5.96

Debt issued by government sponsored enterprises:
Due after one year through five years	106	—	(4)	102	1.73

Municipal securities:
Due after one year through five years	848	11	—	859	1.45
Due after five years through ten years	17,783	120	(1,947)	15,956	7.34
Due after ten years	50,075	82	(8,823)	41,334	9.97

Corporate debt issues:
Due after one year through five years	5,486	1	(58)	5,429	2.59
Due after five years through ten years	19,968	773	(57)	20,684	3.74
Due after ten years	3,000	5	—	3,005	4.28

Mortgage-backed agency securities:
Fixed rate pass-through	240,994	1,176	(13,799)	228,371	6.55
Variable rate pass-through	3,521	57	(3)	3,575	3.42
Fixed rate agency CMOs	874,552	1,613	(121,492)	754,673	4.64
Variable rate agency CMOs	44,023	28	(145)	43,906	6.34
Total mortgage-backed agency securities	1,163,090	2,874	(135,439)	1,030,525	5.13
Total marketable securities available-for-sale	$1,304,760	3,866	(155,241)	1,153,385	5.32

Marketable securities held-to-maturity
Government sponsored
Due in one year or less	$16,478	—	(497)	15,981	0.98
Due after one year through five years	107,985	—	(11,667)	96,318	3.70

Mortgage-backed agency securities:
Fixed rate pass-through	129,505	—	(17,095)	112,410	4.70
Variable rate pass-through	356	2	—	358	5.41
Fixed rate agency CMOs	481,057	—	(68,846)	412,211	5.99
Variable rate agency CMOs	528	—	(3)	525	4.51
Total mortgage-backed agency securities	611,446	2	(85,944)	525,504	5.71
Total marketable securities held-to-maturity	$735,909	2	(98,108)	637,803	5.31

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Nonaccrual loans:
Residential mortgage loans	$7,025	6,951	7,541	6,403	7,109
Home equity loans	3,004	3,332	4,041	4,055	4,409
Consumer loans	5,201	5,028	5,205	4,609	4,629
Commercial real estate loans	31,763	36,967	43,471	74,972	74,452
Commercial loans	11,757	9,123	16,570	12,120	4,461
Total nonaccrual loans	58,750	61,401	76,828	102,159	95,060
Loans 90 days past due and still accruing	603	656	1,045	2,511	2,452
Nonperforming loans	59,353	62,057	77,873	104,670	97,512
Real estate owned, net	80	35	76	74	50
Other nonperforming assets (1)	16,102	16,102	—	—	—
Nonperforming assets	$75,535	78,194	77,949	104,744	97,562

Nonperforming loans to total loans	0.53%	0.56%	0.69%	0.92%	0.85%
Nonperforming assets to total assets	0.52%	0.54%	0.54%	0.73%	0.67%
Allowance for credit losses to total loans	1.09%	1.04%	1.11%	1.10%	1.09%
Allowance for credit losses to nonperforming loans	206.91%	188.24%	161.56%	119.49%	128.08%
(1) Other nonperforming assets includes nonaccrual loans held-for-sale.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At March 31, 2025	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,110,770	—	10,877	—	—	3,121,647
Home equity loans	1,138,367	—	3,210	—	—	1,141,577
Consumer loans	2,075,719	—	5,750	—	—	2,081,469
Total Personal Banking	6,324,856	—	19,837	—	—	6,344,693
Commercial Banking:
Commercial real estate loans	2,497,722	86,779	208,233	—	—	2,792,734
Commercial loans	1,964,699	63,249	51,070	—	—	2,079,018
Total Commercial Banking	4,462,421	150,028	259,303	—	—	4,871,752
Total loans	$10,787,277	150,028	279,140	—	—	11,216,445
At December 31, 2024
Personal Banking:
Residential mortgage loans	$3,167,447	—	10,822	—	—	3,178,269
Home equity loans	1,145,856	—	3,540	—	—	1,149,396
Consumer loans	1,989,479	—	5,606	—	—	1,995,085
Total Personal Banking	6,302,782	—	19,968	—	—	6,322,750
Commercial Banking:
Commercial real estate loans	2,571,915	72,601	205,346	—	—	2,849,862
Commercial loans	1,923,382	37,063	46,957	—	—	2,007,402
Total Commercial Banking	4,495,297	109,664	252,303	—	—	4,857,264
Total loans	$10,798,079	109,664	272,271	—	—	11,180,014
At September 30, 2024
Personal Banking:
Residential mortgage loans	$3,237,357	—	11,431	—	—	3,248,788
Home equity loans	1,162,951	—	4,251	—	—	1,167,202
Consumer loans	1,992,110	—	5,922	—	—	1,998,032
Total Personal Banking	6,392,418	—	21,604	—	—	6,414,022
Commercial Banking:
Commercial real estate loans	2,634,987	87,693	271,699	—	—	2,994,379
Commercial loans	1,808,433	51,714	26,640	—	—	1,886,787
Total Commercial Banking	4,443,420	139,407	298,339	—	—	4,881,166
Total loans	$10,835,838	139,407	319,943	—	—	11,295,188
At June 30, 2024
Personal Banking:
Residential mortgage loans	$3,303,603	—	11,700	—	—	3,315,303
Home equity loans	1,176,187	—	4,299	—	—	1,180,486
Consumer loans	2,074,869	—	5,189	—	—	2,080,058
Total Personal Banking	6,554,659	—	21,188	—	—	6,575,847
Commercial Banking:
Commercial real estate loans	2,682,086	130,879	213,993	—	—	3,026,958
Commercial loans	1,673,052	47,400	21,662	—	—	1,742,114
Total Commercial Banking	4,355,138	178,279	235,655	—	—	4,769,072
Total loans	$10,909,797	178,279	256,843	—	—	11,344,919
At March 31, 2024
Personal Banking:
Residential mortgage loans	$3,362,439	—	12,541	—	—	3,374,980
Home equity loans	1,191,957	—	4,650	—	—	1,196,607
Consumer loans	2,113,050	—	5,317	—	—	2,118,367
Total Personal Banking	6,667,446	—	22,508	—	—	6,689,954
Commercial Banking:
Commercial real estate loans	2,714,643	131,247	182,424	—	—	3,028,314
Commercial loans	1,698,519	52,461	23,916	—	—	1,774,896
Total Commercial Banking	4,413,162	183,708	206,340	—	—	4,803,210
Total loans	$11,080,608	183,708	228,848	—	—	11,493,164
*    Includes $4.7 million, $2.7 million, $2.9 million, $2.5 million, and $2.4 million of acquired loans at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, respectively.
**    Includes $18.0 million, $19.8 million, $26.0 million, $24.3 million, and $27.2 million of acquired loans at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	March 31, 2025	*	December 31, 2024	*	September 30, 2024	*	June 30, 2024	*	March 31, 2024	*

Loans delinquent 30 days to 59 days:
Residential mortgage loans	$32,840	1.0%	$28,690	0.9%	$685	—%	$616	—%	$38,502	1.1%
Home equity loans	3,882	0.3%	5,365	0.5%	3,907	0.3%	3,771	0.3%	4,608	0.4%
Consumer loans	8,792	0.4%	11,102	0.6%	10,777	0.5%	10,372	0.5%	9,911	0.5%
Commercial real estate loans	8,536	0.3%	5,215	0.2%	5,919	0.2%	4,310	0.1%	6,396	0.2%
Commercial loans	6,841	0.3%	5,632	0.3%	3,260	0.2%	4,366	0.3%	3,091	0.2%
Total loans delinquent 30 days to 59 days	$60,891	0.5%	$56,004	0.5%	$24,548	0.2%	$23,435	0.2%	$62,508	0.5%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	$3,074	0.1%	$10,112	0.3%	$9,027	0.3%	$8,223	0.2%	$70	—%
Home equity loans	1,290	0.1%	1,434	0.1%	882	0.1%	1,065	0.1%	761	0.1%
Consumer loans	2,808	0.1%	3,640	0.2%	3,600	0.2%	3,198	0.2%	2,545	0.1%
Commercial real estate loans	2,001	0.1%	915	—%	7,643	0.3%	3,155	0.1%	807	—%
Commercial loans	2,676	0.1%	1,726	0.1%	753	—%	8,732	0.5%	1,284	0.1%
Total loans delinquent 60 days to 89 days	$11,849	0.1%	$17,827	0.2%	$21,905	0.2%	$24,373	0.2%	$5,467	—%

Loans delinquent 90 days or more: **
Residential mortgage loans	$4,005	0.1%	$4,931	0.2%	$5,370	0.2%	$5,553	0.2%	$5,813	0.2%
Home equity loans	1,893	0.2%	2,250	0.2%	2,558	0.2%	2,506	0.2%	2,823	0.2%
Consumer loans	4,026	0.2%	3,967	0.2%	3,983	0.2%	3,012	0.1%	3,345	0.2%
Commercial real estate loans	23,433	0.8%	7,702	0.3%	6,167	0.2%	6,034	0.2%	6,931	0.2%
Commercial loans	5,994	0.3%	7,335	0.4%	14,484	0.8%	3,385	0.2%	3,421	0.2%
Total loans delinquent 90 days or more	$39,351	0.3%	$26,185	0.2%	$32,562	0.3%	$20,490	0.2%	$22,333	0.2%

Total loans delinquent	$112,091	1.0%	$100,016	0.9%	$79,015	0.7%	$68,298	0.6%	$90,308	0.8%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $0.2 million, $0.2 million, $0.2 million, $0.1 million, and $0.4 million at March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024, and March 31, 2024, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Beginning balance	$116,819	125,813	125,070	124,897	125,243
Provision	8,256	15,549	5,727	2,169	4,234
Charge-offs residential mortgage	(588)	(176)	(255)	(252)	(162)
Charge-offs home equity	(273)	(197)	(890)	(237)	(412)
Charge-offs consumer	(3,805)	(4,044)	(3,560)	(2,561)	(4,573)
Charge-offs commercial real estate	(116)	(13,997)	(475)	(500)	(349)
Charge-offs commercial	(571)	(10,400)	(1,580)	(1,319)	(1,163)
Recoveries	3,087	4,271	1,776	2,873	2,079
Ending balance	$122,809	116,819	125,813	125,070	124,897
Net charge-offs to average loans, annualized	0.08%	0.87%	0.18%	0.07%	0.16%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	March 31, 2025			December 31, 2024			September 30, 2024			June 30, 2024			March 31, 2024
	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost
Assets:
Interest-earning assets:
Residential mortgage loans	$3,155,738	30,394	3.85%	$3,215,596	31,107	3.87%	$3,286,316	31,537	3.84%	$3,342,749	32,182	3.85%	$3,392,524	32,674	3.85%
Home equity loans	1,139,728	16,164	5.75%	1,154,456	16,801	5.79%	1,166,866	17,296	5.90%	1,183,497	17,303	5.88%	1,205,273	17,294	5.77%
Consumer loans	1,948,230	26,273	5.47%	1,918,356	26,293	5.45%	1,955,988	26,034	5.29%	2,048,396	26,334	5.17%	2,033,620	25,033	4.95%
Commercial real estate loans	2,879,607	56,508	7.85%	2,983,946	46,933	6.15%	2,995,032	47,473	6.31%	3,023,762	45,658	5.97%	2,999,224	43,425	5.73%
Commercial loans	2,053,213	36,012	7.02%	1,932,427	35,404	7.17%	1,819,400	34,837	7.62%	1,770,345	33,229	7.43%	1,714,667	31,857	7.35%
Total loans receivable (a) (b) (d)	11,176,516	165,351	6.00%	11,204,781	156,538	5.56%	11,223,602	157,177	5.57%	11,368,749	154,706	5.47%	11,345,308	150,283	5.33%
Mortgage-backed securities (c)	1,773,402	11,730	2.65%	1,769,151	11,514	2.60%	1,735,728	10,908	2.51%	1,734,085	9,426	2.17%	1,717,306	7,944	1.85%
Investment securities (c) (d)	263,825	1,599	2.43%	264,840	1,575	2.38%	263,127	1,504	2.29%	287,262	1,316	1.83%	333,752	1,430	1.71%
FHLB stock, at cost	20,862	366	7.11%	21,237	392	7.35%	20,849	394	7.51%	25,544	498	7.84%	32,249	607	7.57%
Other interest-earning deposits	243,412	2,415	3.97%	132,273	1,554	4.60%	173,770	2,312	5.29%	135,520	1,791	5.23%	61,666	832	5.34%
Total interest-earning assets	13,478,017	181,461	5.46%	13,392,282	171,573	5.10%	13,417,076	172,295	5.11%	13,551,160	167,737	4.98%	13,490,281	161,096	4.80%
Noninterest-earning assets (e)	924,466			930,582			934,593			907,432			918,331
Total assets	$14,402,483			$14,322,864			$14,351,669			$14,458,592			$14,408,612
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,194,305	6,452	1.19%	$2,152,955	6,549	1.21%	$2,151,933	6,680	1.23%	$2,144,278	5,957	1.12%	$2,122,035	5,036	0.95%
Interest-bearing demand deposit	2,593,228	7,063	1.10%	2,636,279	7,894	1.19%	2,567,682	7,452	1.15%	2,555,863	6,646	1.05%	2,538,823	5,402	0.86%
Money market deposit accounts	2,082,948	9,306	1.81%	1,980,769	8,880	1.78%	1,966,684	9,170	1.85%	1,957,990	8,601	1.77%	1,961,332	7,913	1.62%
Time deposits	2,629,388	24,504	3.78%	2,671,343	27,531	4.10%	2,830,737	30,896	4.34%	2,832,720	31,550	4.48%	2,697,983	29,335	4.37%
Total interesting bearing deposits (g)	9,499,869	47,325	2.02%	9,441,346	50,854	2.14%	9,517,036	54,198	2.27%	9,490,851	52,754	2.24%	9,320,173	47,686	2.07%
Borrowed funds (f)	224,122	2,206	3.99%	222,506	2,246	4.02%	220,677	2,266	4.09%	323,191	3,662	4.56%	469,697	5,708	4.89%
Subordinated debt	114,576	1,148	4.01%	114,488	1,148	4.01%	114,396	1,148	4.01%	114,308	1,148	4.02%	114,225	1,148	4.02%
Junior subordinated debentures	129,856	2,098	6.46%	129,791	2,277	6.87%	129,727	2,467	7.56%	129,663	2,449	7.47%	129,597	2,459	7.51%
Total interest-bearing liabilities	9,968,423	52,777	2.15%	9,908,131	56,525	2.27%	9,981,836	60,079	2.39%	10,058,013	60,013	2.40%	10,033,692	57,001	2.28%
Noninterest-bearing demand deposits (g)	2,588,502			2,587,071			2,579,775			2,595,511			2,567,781
Noninterest-bearing liabilities	228,947			238,434			217,161			263,634			257,269
Total liabilities	12,785,872			12,733,636			12,778,772			12,917,158			12,858,742
Shareholders’ equity	1,616,611			1,589,228			1,572,897			1,541,434			1,549,870
Total liabilities and shareholders’ equity	$14,402,483			$14,322,864			$14,351,669			$14,458,592			$14,408,612
Net interest income/Interest rate spread FTE		128,684	3.31%		115,048	2.83%		112,216	2.72%		107,724	2.58%		104,095	2.52%
Net interest-earning assets/Net interest margin FTE	$3,509,594		3.87%	$3,484,151		3.42%	$3,435,240		3.33%	$3,493,147		3.20%	$3,456,589		3.10%
Tax equivalent adjustment (d)		866			851			914			883			857
Net interest income, GAAP basis		127,818			114,197			111,302			106,841			103,238
Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.35X			1.34X			1.35X			1.34X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of total deposits were 1.59%, 1.68%, 1.78%, 1.76%, and 1.61%, respectively.